Exhibit 1

JOINT FILING AGREEMENT

We, the signatories of the statement to which this Joint Filing Agreement is attached, hereby agree that such statement is filed, and any amendments thereto filed by any of us will be filed, on behalf of each of us.

Dated: February 17, 2017

ALIGNVEST MANAGEMENT CORPORATION

/s/ Reza Satchu
Name: Reza Satchu
Title: Director, Managing Partner

/s/ Timothy Hodgson
Name: Timothy Hodgson
Title: Director, Managing Partner

ALIGNVEST PARTNERS MASTER FUND LP
By: ALIGNVEST PARTNERS MASTER FUND GP
INC., as general partner

/s/ Charles Thomas
Name: Charles Thomas
Title: Director

ALIGNVEST PARTNERS MASTER FUND GP INC.

/s/ Charles Thomas
Name: Charles Thomas
Title: Director